UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

PRIMUS TELECOMMUNICATIONS

GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On June 20, 2012, Primus Telecommunications Group, Incorporated (the “Company”) issued a press release announcing that its Board of Directors declared a special cash dividend of $1.00 per share on all issued and outstanding Company common stock. The special cash dividend will be paid on July 16, 2012 to holders of record of Company common stock as of July 2, 2012.

The press release also announced that Primus Telecommunications Holding, Inc. (the “Offeror”), a wholly owned subsidiary of the Company, has commenced an offer to purchase (the “Offer to Purchase”) up to $183,300,000 aggregate principal amount of the Offeror’s 10% Senior Secured Notes due 2017 (the “Notes”), at a purchase price in cash equal to 100% of the principal amount of Notes validly tendered (and not validly withdrawn) and accepted in the Offer to Purchase, plus accrued and unpaid interest thereon to the settlement date for the Offer to Purchase.

The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Attached as Exhibit 99.2 and incorporated herein by reference is a Question and Answer document for use by the Company in responding to inquiries regarding the special cash dividend and the Offer to Purchase.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

The following is included as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, dated June 20, 2012, issued by the Company

99.2	Q&A Relating to the Declaration of Special Dividend and Note Tender Offer

Primus Telecommunications Group, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated

(Registrant)

Date: June 20, 2012	By:	/s/ John D. Filipowicz

	Name:	John D. Filipowicz
	Title:	General Counsel, Corporate Secretary, Chief Compliance Officer and Chief Administrative Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated June 20, 2012, issued by the Company

99.2	Q&A Relating to the Declaration of Special Dividend and Note Tender Offer